UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 03, 2024

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2024, Nuburu, Inc. (“Nuburu” or the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors named therein (the “Investors”) pursuant to which the Investors agreed to purchase from the Company $3,000,000 of newly issued shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share the (“Common Stock”), at a per Share purchase price of $0.125 per Share. Pursuant to the SPA, the Company will issue to the Investors warrants (“Warrants”) exercisable for an amount of Common Stock equal to 100% of the Shares, which will be exercisable for $0.1625 per share of Common Stock and have a 5-year term. The Investors will also have the right to nominate two out of seven directors for election to the Company’s board of directors.

In connection with the SPA, Nuburu agreed to call a special meeting of its stockholders to consider (i) the approval of an amendment to its certificate of incorporation to change the name of the Company and to amend the terms of its Series A Preferred Stock to provide that the “Test Date” shall mean the date that is three (3) years following the original issuance date, and (ii) the authorization of the future issuance of shares of Common Stock that may exceed 20% of the outstanding shares of Common Stock for the purpose of the Company acquiring controlling or non-controlling interests in one or more entities. These changes would allow for the acquisition of additional assets and the strategic diversification of the Company’s business. Additional details will be provided in the notice of such special meeting and the related proxy statement.

Pursuant to a registration rights agreement among the Company and the Investors, the Company is required to promptly register the Shares and the Common Stock underlying the Warrants.

The description above is a summary and is qualified in its entirety by the complete text of the SPA and the form of Warrant, which will be filed with the Commission.

Item 3.02 Unregistered Sales of Equity Securities.

The information from Item 1.01 is incorporated by reference. The issuance of securities was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), as the securities were offered and sold solely to accredited investors in a private placement that did not involve any form of general solicitation.

Item 7.01 Regulation FD Disclosure.

On April 4, 2024, the Company issued a press release relating to the foregoing, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Important Information and Where to Find It

This Current Report on Form 8-K does not constitute a solicitation of any vote, consent, or approval from stockholders. In connection with the stockholder approvals described above, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), which will include a proxy statement. The proxy statement will be sent to all stockholders entitled to vote on the proposals. Before making any voting or investment decision, stockholders are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC as they become available, because they will contain important information about the proposals. Stockholders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by directing a request to NUBURU, INC. at 7442 S. Tucson Way, Suite 130, Centennial, CO 80112.

Participants in the Solicitation

NUBURU and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposals. A list of the names of such directors and executive officers, information regarding their interests in the proposals and their ownership of the Company’s securities are, or will be, contained in the Company’s filings with the SEC, including the proxy statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Description

99.1 Press Release, dated April 4, 2024.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuburu, Inc.

Date:	April 4, 2024	By:	/s/ Brian Knaley
Brian Knaley Chief Executive Officer